SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         May 4, 2004
                                                         -----------


                           GOLD BANC CORPORATION, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

         Kansas                    0-28936                     48-1008593
         ------                    -------                     ----------
(State of Incorporation)        (Commission File Number)    (I.R.S. Employer
                                                          Identification Number)


                    11301 Nall Avenue, Leawood, Kansas 66211
                    ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code (913) 451-8050
                                                   --------------


          (Former name or former address, if changed since last report)

Item 7.         Financial Statements and Exhibits

Exhibit Number        Description
--------------        -----------

99.1 Cease and Desist Order by the Securities and Exchange Commission, dated May 4, 2004

99.2                  Press Release dated May 4, 2004



Item 9.         Regulation FD Disclosure

      As was expected, on May 4, 2004, the Registrant announced that the Securities and Exchange Commission (the "SEC") issued a cease and desist order against the Registrant. The order is attached hereto as Exhibit 99.1 and incorporated by reference herein. On March 5, 2004 the Registrant voluntarily submitted to the SEC a settlement offer to consent to the entry of the order. A more detailed discussion of the Registrant's discussions with the SEC leading up to the settlement offer is set forth in the Registrant's Form 10-K for the year ended December 31, 2003. The order arose out of the misconduct by Michael W. Gullion, the Registrant's former Chief Executive Officer, which was described in the Company's Form 10-K/A filed on April 15, 2003. As a result of the misappropriations of corporate funds by Mr. Gullion, there was an overstatement of the Registrant's pre-tax income and earnings per share in its Forms 10-K for 2000 and 2001 and its Form 10-Q for the second and third quarters of 2002, thus violating certain sections of the Securities Exchange Act of 1934. The Registrant's press release, dated May 4, 2004, announcing the issuance of the order is attached hereto at Exhibit 99.2 and incorporated by reference herein.







                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.



                               GOLD BANC CORPORATION, INC.


Dated: May 6, 2004
                               By: /s/ Rick J. Tremblay
                                   --------------------------------
                                   Rick J. Tremblay
                                   Chief Financial Officer